Exhibit 99.1

SailPoint Announces Fiscal First Quarter 2027 Results
•Grew ARR 26% year-over-year to $1,163 million
•Increased SaaS ARR 36% year-over-year to $781 million
•Delivered cash flows from operating activities of $38 million, and free cash flow of $33 million
AUSTIN, Texas--June 9, 2026—SailPoint, Inc. (Nasdaq: SAIL), a leader in enterprise identity security, today announced financial results for its fiscal first quarter ended April 30, 2026.

"Our strong start to fiscal 2027, marked by robust top- and bottom-line growth, underscores the critical market demand for comprehensive identity security,” said Mark McClain, SailPoint CEO and Founder. “Securing identity is a prerequisite for modern innovation. By delivering a unified framework that protects human identities, cloud resources, and autonomous AI agents, SailPoint transforms identity into a powerful security advantage. As regulatory frameworks intensify the mandate for strict controls over non-human identities, our unified, real-time approach empowers many of the world's largest enterprises to harness the potential of artificial intelligence with confidence.”
Fiscal First Quarter 2027 Financial Highlights
•Annual Recurring Revenue (ARR): Total ARR was $1,163 million, an increase of 26% year-over-year. SaaS ARR was $781 million, an increase of 36% year-over-year.
•Revenue: Total revenue was $280 million, an increase of 22% year-over-year. Subscription revenue was $266 million, an increase of 23% year-over-year.
•Operating Income (Loss): GAAP operating loss was $(80) million, or (28)% of revenue, in fiscal Q1 2027, compared to $(185) million, or (80)% of revenue, in fiscal Q1 2026. Adjusted income from operations was $38 million, or 14% of revenue, in fiscal Q1 2027, compared to $24 million, or 10% of revenue, in fiscal Q1 2026.

Financial Outlook
For the second quarter and full year of fiscal 2027, SailPoint expects (in millions, except per share amounts and percentages):

	Q2’27 Guidance	FY’27 Guidance
Total ARR	$1,218 to $1,222	$1,364 to $1,374
Total ARR YoY growth %	24%	21% to 22%

Total revenue	$308 to $312	$1,265 to $1,275
Total revenue YoY growth %	17% to 18%	18% to 19%

Adjusted income from operations	$56.5 to $57.5	$239 to $244
Adjusted operating margin %	18.1% to 18.7%	18.7% to 19.3%

Adjusted earnings per share (Adjusted EPS)	$0.07 to $0.08	$0.30 to $0.34

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking, and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause SailPoint’s actual results to differ materially from these forward-looking statements.
All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, payroll taxes related to restricted stock units (RSUs), and amortization of acquired intangibles as well as acquisition-related costs and severance of certain key executives, if applicable. SailPoint has not reconciled its expectations as to adjusted income (loss) from operations, adjusted operating margin, and adjusted EPS to their most directly comparable GAAP measures due to the high variability and difficulty in making accurate forecasts and projections of certain items that impact these non-GAAP measures, particularly stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking adjusted income (loss) from operations, adjusted operating margin, and adjusted EPS to their most directly comparable GAAP measures are not available without unreasonable effort.
Investor Conference Call and Webcast
SailPoint will host a conference call today at 8:30 a.m. Eastern Time to discuss the results and outlook. A live webcast of the conference call and a presentation regarding SailPoint’s fiscal first quarter 2027 financial results and outlook will be available on SailPoint’s website at https://investors.sailpoint.com.
An audio replay of the conference call will be available on the investor relations website for one year.
About SailPoint
At SailPoint, we believe enterprise security must start with identity at the foundation. Today’s enterprise runs on a diverse workforce of not just human but also digital identities—and securing them all is critical. Through the lens of identity, SailPoint empowers organizations to seamlessly manage and secure access to applications and data at speed and scale. Our unified, intelligent, and extensible platform delivers identity-first security, helping enterprises defend against dynamic threats while driving productivity and transformation. Trusted by many of the world’s most complex organizations, SailPoint secures the modern enterprise.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding of past performance, including the following:

Adjusted income from operations, which we define as income (loss) from operations excluding equity-based compensation expense, payroll taxes related to awards that were accelerated upon the closing of our initial public offering (the IPO) and payroll taxes related to RSUs, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration), benefit from amortization related to acquired contract acquisition costs, Thoma Bravo monitoring fees (which were annual service fees for consultation and advice related to corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financings pursuant to an advisory services agreement that was terminated upon the closing of the IPO), and restructuring expenses.

Adjusted operating margin, which we define as adjusted income from operations divided by total revenue.

Adjusted EPS (or non-GAAP net income (loss) available to common stockholders per diluted share), which we define as adjusted net income (loss) divided by the diluted weighted average shares outstanding, except that solely for the fiscal year ended January 31, 2026 (and all periods therein), we calculated adjusted EPS based on the number of diluted shares outstanding as of the end of such period rather than the diluted weighted average shares outstanding for such period. We believe that using such a denominator provides a more meaningful comparison with subsequent periods due to the IPO closing after the beginning of fiscal year 2026. We calculate adjusted net income (loss) as net income (loss) on a GAAP basis excluding equity-based compensation expense, payroll taxes related to awards that were accelerated upon the closing of the IPO (IPO-accelerated awards) and payroll taxes related to RSUs, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration), Thoma Bravo monitoring fees, benefit from amortization related to acquired contract acquisition costs and restructuring expenses, and adjusted for the income tax effects related to those adjustments. We currently apply a fixed projected tax rate of 24.5% when calculating or estimating adjusted net income for the fiscal year ending January 31, 2027 and all periods therein for consistency across interim reporting periods within such fiscal year. This rate may be adjusted during the year if significant events that have a material impact on the rate occur, such as significant changes in our geographic mix of revenue and expenses, tax law changes, and acquisitions.

Adjusted gross profit, which we define as gross profit excluding equity-based compensation expense, payroll taxes related to IPO-accelerated awards and payroll taxes related to RSUs, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses and restructuring expenses.

Adjusted gross profit margin, which we define as adjusted gross profit divided by total revenue.

Adjusted subscription gross profit, which we define as subscription gross profit excluding equity-based compensation expense, payroll taxes related to IPO-accelerated awards and payroll taxes related to RSUs, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses and restructuring expenses.

Adjusted subscription gross profit margin, which we define as adjusted subscription gross profit divided by subscription revenue.

Free cash flow, which we define as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment, and capitalized software development costs. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables including the discretionary timing of expense payments and fluctuations in foreign exchange rates.

Free cash flow margin, which we define as free cash flow divided by total revenue.

Our non-GAAP financial measures exclude items that do not reflect our ongoing, core operating or business performance, such as equity-based compensation, payroll taxes related to IPO-accelerated awards and payroll taxes related to RSUs, amortization of acquired intangible assets, and acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration). We believe these adjustments enable management and investors to compare our underlying business performance from period to period and provide investors with additional means to evaluate cost and expense trends. We also believe these adjustments enhance comparability of our financial performance against those of other technology companies. Accordingly, our management believes the presentation of our non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations. In addition, SailPoint’s management uses adjusted income (loss) from operations for budgeting and planning purposes, including with respect to its corporate bonus plan.

Our non-GAAP financial measures are adjusted for the following factors, among others:

Equity-based compensation expense. We believe that the exclusion of equity-based compensation expense is appropriate because it eliminates the impact of equity-based compensation costs that are based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly due to factors that are unrelated to our core operating performance and that can be outside of our control. Although we exclude equity-based compensation expense from our non-GAAP measures, equity-based compensation has been, and will continue to be, an important part of our compensation strategy and a significant component of our expenses and may increase in future periods.

Payroll taxes related to IPO-accelerated awards and payroll taxes related to RSUs. We believe that the exclusion of payroll taxes related to IPO-accelerated awards is appropriate as the acceleration was a one-time, non-recurring event. We believe that the exclusion of payroll taxes related to RSUs is appropriate as they are dependent on SailPoint’s stock price and the vesting of such awards and therefore can vary significantly due to factors that are unrelated to our core operating performance and that can be outside of our control. Because the amount of such payroll taxes is highly variable due to factors outside of our control and is unrelated to our core operating performance, our management does not consider them when evaluating the performance of our business or making operating plans (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Accordingly, we believe this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of our core business in a manner that is consistent with management’s view of the business. As with equity-based compensation expense, although we exclude payroll taxes related to RSUs from our non-GAAP measures, such payroll taxes are, and will continue to be, a component of our expenses and may increase in future periods. We note that, unlike equity-based compensation expense, payroll taxes are a cash expense.
Amortization of acquired intangible assets and impairment of intangible assets. We exclude amortization charges for our acquisition-related intangible assets and impairment of intangible assets for purposes of calculating certain non-GAAP measures to eliminate the impact of these non-cash charges and provide for a more meaningful comparison between operating results from period to period as intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.
Acquisition-related costs. We believe that the exclusion of acquisition-related expenses is appropriate as they represent items that management believes are not indicative of our ongoing operating performance. These expenses are primarily composed of legal, accounting, and professional fees incurred that are not capitalizable and that are included within general and administrative expenses. Acquisition-related expenses also include fair value adjustments to acquisition-contingent consideration, which are currently included within sales and marketing expenses.
Amortization related to acquired contract acquisition costs. On August 16, 2022, our predecessor was acquired in an all-cash take-private transaction by Thoma Bravo (the Take-Private Transaction). In accordance with GAAP reporting requirements, we wrote off our contract acquisition costs at the time of the Take-Private Transaction. Therefore, GAAP commissions expenses related to contract acquisition costs after the Take-Private Transaction do not reflect the commissions expense that would have been reported if the contract acquisition costs had not been written off. Accordingly, we believe that presenting the approximate amount of acquisition-related commission expenses (so that the full amount of commission expenses is included) provides a more appropriate representation of commission expenses in a given period and, therefore, provides readers of our financial statements with a more consistent basis for comparison across accounting periods.
SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below and not to rely on any single financial measure to evaluate our business.
Definitions of Certain Key Business and Other Metrics

Annual recurring revenue. We define ARR as the annualized value of SaaS, maintenance, term subscription, and other subscription contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in ARR until the customer notifies us that it is not renewing its contract. We calculate ARR by dividing the active contract value by the number of days of the contract and then multiplying by 365. ARR should be viewed independently of revenue as ARR is an operating metric and is not intended to be combined with or to replace revenue. ARR is not a forecast of future revenue, which can be impacted by ASC 606 allocations, and ARR does not consider other sources of revenue that are not recurring in nature. ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies.
SaaS annual recurring revenue. We define SaaS ARR as the annualized value of SaaS contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in SaaS ARR until the customer notifies us that it is not renewing its contract. We calculate SaaS ARR by dividing the active SaaS contract value by the number of days of the contract and then multiplying by 365. SaaS ARR should be viewed independently of subscription revenue as SaaS ARR is an operating metric and is not intended to be combined with or to replace subscription revenue. SaaS ARR is not a forecast of future subscription revenue, which can be impacted by ASC 606 allocations and renewal rates, and does not consider other sources of revenue that are not recurring in nature. SaaS ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies.
Subscription revenue. The majority of our revenue relates to subscription revenue which consists of (i) fees for access to, and related support for, the SaaS offerings, (ii) fees for term subscriptions, (iii) fees for ongoing maintenance and support of perpetual license solutions, and (iv) other subscription services such as cloud managed services, and certain professional services. Term subscriptions include the term licenses and ongoing maintenance and support. Maintenance and support agreements consist of fees for providing software updates on a when and if available basis and for providing technical support for software products for a specified term.
Subscription revenue, including support for term licenses, is recognized ratably over the term of the applicable agreement. Revenue related to term subscription performance obligations, excluding support for term subscriptions, is recognized upfront at the point in time when the customer has taken control of the software license.
Explanatory Note Regarding Our Corporate Conversion
Prior to February 12, 2025, we were a Delaware limited partnership named SailPoint Parent, LP. On February 12, 2025, in connection with our IPO, SailPoint Parent, LP converted into a Delaware corporation pursuant to a statutory conversion (the Corporate Conversion) and changed its name to SailPoint, Inc. References to “SailPoint,” “we,” and “our” (i) for periods prior to the Corporate Conversion are to SailPoint Parent, LP and, where appropriate, its consolidated subsidiaries and (ii) for periods after the Corporate Conversion are to SailPoint, Inc. and, where appropriate, its consolidated subsidiaries.
Forward-Looking Statements
This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and our expectations regarding future revenue, operating income or loss, or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions, and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to sustain historical growth rates; our ability to attract and retain customers; our ability to deepen our relationships with existing customers; the growth in the market for identity security solutions; our ability to maintain successful relationships with each of our partners; the length and unpredictable nature of our sales cycle; our ability to compete successfully against current and future competitors; the increasing complexity of our operations; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; unfavorable conditions in our industry or the global economy; our estimated market opportunity and forecasts of our market and market growth may prove to be inaccurate; our ability to hire, train, and motivate our personnel; our ability to maintain our corporate culture; our ability to successfully introduce, use, and integrate artificial intelligence (AI) with our solutions; breaches in our security, cyber attacks, or other cyber risks; interruptions, outages, or other disruptions affecting the delivery of our SaaS solution or any of the third-party cloud-based systems that we use in our operations; our ability to adapt and respond to rapidly changing technology, industry standards, regulations, or customer needs, requirements, or preferences; real or perceived errors, failures, or disruptions in our platform or solutions; the ability of our platform and solutions to effectively interoperate with our customers’ existing or future IT infrastructures; and our ability to comply with our privacy policy or related legal or regulatory requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended January 31, 2026 and subsequent Quarterly Reports on Form 10-Q and other filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or made during the above referenced conference call. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Any forward-looking statement made in this press release or during the above referenced conference call speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor Relations Contact
Scott Schmitz, SVP IR
ir@sailpoint.com

Media Relations Contact
Shannon Paulk, Sr. Manager, Corporate Communications
shannon.paulk@sailpoint.com

SAILPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue
Subscription	$265,821	$215,323
Services and other	14,321	15,145
Total revenue	280,142	230,468
Cost of revenue
Subscription	80,220	75,491
Services and other	18,810	27,322
Total cost of revenue	99,030	102,813
Gross profit	181,112	127,655
Operating expenses
Research and development	61,686	67,270
Sales and marketing	154,276	164,530
General and administrative	44,976	80,820
Total operating expenses	260,938	312,620
Loss from operations	(79,826)	(184,965)
Other income (expense), net
Interest income	3,049	3,226
Interest expense	(265)	(22,389)
Other income (expense), net	(3,006)	(191)
Total other income (expense), net	(222)	(19,354)
Loss before income taxes	(80,048)	(204,319)
Income tax benefit	5,374	17,007
Net loss	$(74,674)	$(187,312)
Class A yield	—	(23,786)
Net loss attributable to common stockholders	(74,674)	(211,098)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.13)	$(0.42)
Weighted average common shares outstanding, basic and diluted (1)	564,548	500,029
________
(1) Amounts for the period during February 2025 prior to the Corporate Conversion have been retrospectively adjusted to give effect to the Corporate Conversion. These amounts do not consider the shares of common stock sold in the Company's IPO or the Class A Units considered preferred shares that were converted into common stock due to the Corporate Conversion.

SAILPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets
Cash and cash equivalents	$390,806	$358,144
Accounts receivable, net of allowance	255,958	335,001
Contract acquisition costs	51,767	47,697
Contract assets, net of allowance	72,692	70,565
Prepayments and other current assets	52,112	39,288
Total current assets	823,335	850,695
Property and equipment, net	40,141	35,178
Contract acquisition costs, non-current	119,679	117,833
Contract assets, non-current, net of allowance	42,367	41,249
Other non-current assets	22,149	23,621
Goodwill	5,151,668	5,151,668
Intangible assets, net	1,326,552	1,377,317
Total assets	$7,525,891	$7,597,561
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$13,544	$5,824
Accrued expenses and other liabilities	75,000	121,464
Deferred revenue	501,777	516,007
Total current liabilities	590,321	643,295
Deferred tax liabilities, non-current	46,306	56,112
Other long-term liabilities	13,578	12,732
Deferred revenue, non-current	33,529	39,191
Total liabilities	683,734	751,330
Commitments and contingencies
Stockholders' equity
Preferred stock, par value of $0.0001 per share; 50,000,000 shares authorized; no shares issued or outstanding as of April 30, 2026 and January 31, 2026	—	—
Common stock, par value of $0.0001 per share; 1,750,000,000 shares authorized; 567,208,393 and 563,781,636 shares issued and outstanding as of April 30, 2026 and January 31, 2026, respectively	56	56
Additional paid in capital	7,167,574	7,096,974
Accumulated deficit	(325,473)	(250,799)
Total stockholders' equity	6,842,157	6,846,231
Total liabilities and stockholders' equity	$7,525,891	$7,597,561

SAILPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities
Net loss	$(74,674)	$(187,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	53,105	52,065
Amortization and write-off of debt issuance costs	136	15,641
Amortization of contract acquisition costs	12,601	8,167
Provision for credit losses	1,047	3,562
Equity-based compensation expense, net of amounts capitalized	69,106	105,712
Deferred taxes	(9,766)	(25,325)
Other	57	—
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	78,416	60,036
Contract acquisition costs	(18,517)	(9,466)
Contract assets	(3,665)	(3,817)
Prepayments and other current assets	(12,965)	(14,990)
Other non-current assets	63	82
Operating leases, net	(31)	255
Accounts payable	7,720	333
Accrued expenses and other liabilities	(44,500)	(90,626)
Deferred revenue	(19,892)	(11,124)
Net cash provided by (used in) operating activities	38,241	(96,807)
Cash flows from investing activities
Purchase of property and equipment	(969)	(2,191)
Capitalized software development costs	(4,752)	(1,706)
Net cash used in investing activities	(5,721)	(3,897)
Cash flows from financing activities
Proceeds from IPO, net of underwriting discounts and commissions	—	1,259,681
Repayment of Term Loans	—	(1,040,000)
Payments of deferred offering costs, net	—	(8,357)
Payments related to holdback and contingent consideration	—	(675)
Net cash provided by financing activities	—	210,649
Net change in cash, cash equivalents and restricted cash	32,520	109,945
Cash, cash equivalents and restricted cash, beginning of period	361,386	124,390
Cash, cash equivalents and restricted cash, end of period	$393,906	$234,335
Reconciliation of cash, cash equivalents and restricted cash from the condensed consolidated balance sheets to the condensed consolidated statements of cash flows:
Cash and cash equivalents	$390,806	$228,117
Restricted cash within prepayments and other current assets	3,100	6,218
Total cash, cash equivalents, and restricted cash in the consolidated statements of cash flows	$393,906	$234,335

SAILPOINT, INC.
SUPPLEMENTAL SCHEDULES
(Amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,
	2026	2025	% Change

Revenue
Subscription
SaaS	$178,479	$131,815	35%
Maintenance and support	34,563	37,389	(8)%
Term subscriptions	43,916	40,040	10%
Other subscription services	8,863	6,079	46%
Total subscription	265,821	215,323	23%
Services and other	14,321	15,145	(5)%
Total revenue	$280,142	$230,468	22%

SAILPOINT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except percentages and per share amounts)
(Unaudited)

	Three Months Ended April 30,
	2026	2025

GAAP gross profit	$181,112	$127,655
GAAP gross profit margin	64.7%	55.4%
Equity-based compensation expense	6,529	21,592
Payroll taxes for IPO-accelerated awards and RSUs	244	634
Amortization of acquired intangible assets	26,831	26,060
Adjusted gross profit	$214,716	$175,941
Adjusted gross profit margin	76.6%	76.3%

	Three Months Ended April 30,
	2026	2025

GAAP subscription gross profit	$185,601	$139,832
GAAP subscription gross profit margin	69.8%	64.9%
Equity-based compensation expense	4,611	11,264
Payroll taxes for IPO-accelerated awards and RSUs	136	332
Amortization of acquired intangible assets	26,831	26,058
Adjusted subscription gross profit	$217,179	$177,486
Adjusted subscription gross profit margin	81.7%	82.4%

	Three Months Ended April 30,
	2026	2025

GAAP loss from operations	$(79,826)	$(184,965)
GAAP loss from operations margin	(28.5)%	(80.3)%
Equity-based compensation expense	69,122	160,459
Payroll taxes for IPO-accelerated awards and RSUs	1,697	3,399
Amortization of acquired intangible assets	50,765	49,912
Amortization of acquired contract acquisition costs	(3,915)	(5,764)
Acquisition-related expenses and Thoma Bravo monitoring fees	—	580
Adjusted income from operations	$37,843	$23,621
Adjusted operating margin	13.5%	10.2%

	Three Months Ended April 30,
	2026	2025

GAAP research and development expense	$61,686	$67,270
Equity-based compensation expense	(15,475)	(27,839)
Payroll taxes for IPO-accelerated awards and RSUs	(507)	(686)
Amortization of acquired intangible assets	(137)	(95)
Adjusted research and development expense	$45,567	$38,650

	Three Months Ended April 30,
	2026	2025

GAAP sales and marketing expense	$154,276	$164,530
Equity-based compensation expense	(22,470)	(53,503)
Payroll taxes for IPO-accelerated awards and RSUs	(628)	(1,684)
Amortization of acquired intangible assets	(23,797)	(23,757)
Amortization related to acquired contract acquisition costs	3,915	5,764
Adjusted sales and marketing expense	$111,296	$91,350

	Three Months Ended April 30,
	2026	2025

GAAP general and administrative expense	$44,976	$80,820
Equity-based compensation expense	(24,648)	(57,525)
Payroll taxes for IPO-accelerated awards and RSUs	(318)	(394)
Acquisition-related expenses and Thoma Bravo monitoring fees	—	(580)
Adjusted general and administrative expense	$20,010	$22,321

	Three Months Ended April 30,
	2026	2025(1)

GAAP net cash provided by (used in) operating activities	$38,241	$(96,807)
Less: Purchase of property and equipment	(969)	(2,191)
Less: Capitalized software development costs	(4,752)	(1,706)
Free cash flow	$32,520	$(100,704)
GAAP net cash provided by (used in) operating activities margin	13.7%	(42.0)%
Free cash flow margin	11.6%	(43.7)%
_________
(1) Free cash flow for the three months ended April 30, 2025 includes $78 million of cash paid to settle equity related awards, cash awards and their associated payroll taxes upon the closing of our IPO, $37 million in cash paid for interest expense, and $9 million of cash paid for fees under our advisory services agreement with Thoma Bravo, which was terminated upon the closing of our IPO.

	Three Months Ended April 30,
	2026	2025

GAAP net loss	$(74,674)	$(187,312)
Equity-based compensation expense	69,122	160,459
Payroll taxes for IPO-accelerated awards and RSUs	1,697	3,399
Amortization of acquired intangible assets	50,765	49,912
Amortization of acquired contract acquisition costs	(3,915)	(5,764)
Acquisition-related expenses and Thoma Bravo monitoring fees	—	580
Tax effect of adjustments	(14,591)	(18,052)
Adjusted net income	$28,404	$3,222

GAAP net loss per share, basic and diluted (1)	$(0.13)	$(0.42)
Adjusted EPS, diluted	$0.05	$0.01

Weighted average shares used in computing GAAP net loss per share, basic and diluted	564,548	500,029
Shares used in computing adjusted EPS, diluted	564,722	555,940
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(1) Includes the impact of the Class A yield for the three months ended April 30, 2025.